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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported)         April 18, 1997
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                      THE VILLAGE GREEN BOOKSTORE, INC.
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              (Exact Name of Registrant as Specified in Charter)


NEW YORK                                                    16-1181167
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(State or Other Jurisdiction            (Commission        (IRS Employer
         of Incorporation)               File Number)       Identification No.)



1357 MONROE AVENUE, ROCHESTER, NEW YORK                                 14618
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(Address of Principal Executive Offices)                             (Zip Code)



Registrant's telephone number, including area code (716) 442-1151
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        (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5. OTHER EVENTS.

          On April 18, 1997, the Company issued the following press release:

ROCHESTER, NEW YORK - APRIL 18, 1997 - The Village Green Bookstore, Inc. (the "Village Green") announced today that it has reached an agreement in principle with CD Titles, Inc. and an underwriter, whereby the Village Green will be merged into a subsidiary of CD Titles, Inc. The new corporation created as a result of the merger plans to issue and sell $5,000,000 of its Common Stock to the public. The agreement in principle is subject to the customary contingencies, including due diligence by the parties, Shareholder approval and market factors. Upon execution of a definitive agreement, the Company plans to submit the proposed merger to its Shareholders for approval.

          Ray Sparks, the Village Green's Chairman of the Board and Chief Executive Officer, stated: "It is the Company's belief that the proposed merger and offering is the best possible way to serve the interests of our Creditors and Shareholders. For the last eighteen months the Company has been focusing much of its efforts on paying off its debt while being challenged in the bookstore retail environment by the major expansion of the superstores."

         The Village Green owns and operates four retail bookstores in New York and Pennsylvania and two Kideology(TM) stores in New York. The Village Green's Common Stock is traded on the National Association of Securities Dealers, Inc. Over-the-Counter Bulletin Board.

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                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            THE VILLAGE GREEN BOOKSTORE, INC.


Date: April 28, 1997                        By: /s/ Raymond C. Sparks
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                                                Name:  Raymond C. Sparks
                                                Title: President and Chief
                                                       Executive Officer